SUBORDINATED PROMISSORY NOTE


          $143,780.00                                      Cincinnati, Ohio
          (to be adjusted as hereinafter set forth)         March ___, 1998

           1. FOR VALUE RECEIVED, POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "Borrower") does hereby absolutely and unconditionally promise to pay to the order of DALE E. HIGGANBOTHAM ("Lender"), the sum of One Hundred Forty-Three Thousand Seven Hundred Eighty and 00/100 Dollars ($143,780.00) (adjusted upward or downward in the manner hereinafter set forth), together with interest on the outstanding principal balance from the date hereof, at the rate specified below.

          2. The initial face amount of this note ($143,780.00) shall be adjusted either downward or upward by any increase or decrease required by Section 2.02(b) of the Stock Purchase Agreement. Such adjustments and the manner in which they are to be made shall be done in accordance with Section 3.02 of the Stock Purchase Agreement. If, prior to such adjustment, Borrower has made any interest payment to Lender hereunder, the parties agree to adjust any prior payments to equitably reflect either the increase or decrease made as a result of any adjustments contained in Section 2.02(b) of the Stock Purchase Agreement.

          3. Interest shall accrue at the rate of the prime rate of Star Bank, National Association, Cincinnati, Ohio as of the date of Closing (as defined in the Stock Purchase Agreement) per annum. Interest on the unpaid principal balance of this Note shall be due and payable quarterly, with the first interest payment due and payable ninety (90) days from the date hereof and on the 18th day of each successive third month thereafter. Principal shall be paid in two (2) equal annual installments of Seventy-One Thousand Eight Hundred Ninety and 00/100 Dollars ($71,890.00), as may be adjusted pursuant to the provisions of paragraph 2, commencing on the first Anniversary Date of this Note and then on the second Anniversary Date until paid in full.

           4. All payments received hereunder shall be applied first to interest and then to principal. Subject to the Subordination Agreement, as defined below, this Note may be prepaid, in whole or in part, at any time, without penalty.


           5. This Note and all obligations of the Borrower hereunder are subordinated and made junior in right of payment to the extent and in the manner provided in the Subordination Agreement of even date herewith (the "Subordination Agreement") between Star Bank, National Association, the Lender and the Borrower and no action may be taken by the Lender except in accordance with the terms of such Subordination Agreement as long as it is in effect.
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           6.  Upon the  occurrence  of an  Event  of Default,  the  entire
          principal  amount  outstanding  under  this  Note,  and   accrued
          interest thereon, shall at once become due and payable, at the option of the Lender and the Lender shall have the remedies set
          forth  in  the   Stock  Purchase   Documents  and   Subordination
          Agreement. During the continuance of any Event of Default, all principal evidenced by this Note (whether for principal or otherwise) shall (to the extent permitted by applicable law) bear interest at the annual rate of twelve percent (12%). The unpaid interest accrued during the continuation of any Event of Default on the indebtedness evidenced by this Note (whether for principal or otherwise) in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Lender hereof on demand by the Lender of this
          Note at  any time.    Interest will  continue  to accrue  on  all
          indebtedness evidenced hereby until the Event of Default shall be cured or otherwise remedied.

           7. This Note is issued pursuant to and subject to the terms and conditions of the Stock Purchase Agreement. Any holder of this
          Note is subject to all claims and defenses which the Borrower could pursue against Lender under the Stock Purchase Agreement.

          8. When this Note becomes due, by acceleration or otherwise, the Lender may, at its option, subject to the Subordination Agreement, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to property held as security herefor. The failure to exercise any option to accelerate the maturity hereof shall not be taken or deemed to be a waiver of the right to exercise such option or to accelerate such maturity. All remedies provided for herein upon any default by the Borrower shall be cumulative and not exclusive.

          9. Notwithstanding the above, pursuant to the Stock Purchase Agreement, Lender made certain representations, warranties, covenants and agreements with and to the Borrower. Lender agrees that if the Borrower is entitled to indemnification from the Lender under the Stock Purchase Agreement or any other of the Stock Purchase Documents and Borrower has complied with the notice provisions of section 11.06 of the Stock Purchase Agreement, the amount of such indemnification due from Lender may be set off against the amounts payable hereunder if permitted under the Stock Purchase Agreement, being first applied to interest and the withholding of all or any part of payment due hereunder as a result of such a set off shall not be considered an Event of Default hereunder. Lender agrees that the amount to which the Borrower may be entitled to recover from Lender shall not be limited by either the amount paid or due to be paid to Lender hereunder or by the terms of this Note, but shall be governed by the terms of the Stock Purchase Documents.

          10.  The provisions  of  this Note  and  the obligations  of  the
          Borrower hereunder  shall  in all  respects  be governed  by  and
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          interpreted and determined in  accordance with the internal  laws of the State of Oklahoma.

          11. The rights of the Lender hereunder are fully assignable and transferrable, except that any assignment and/or transfer made to a competitor of Borrower shall be made only with the prior written approval of Borrower, which approval shall not be unreasonably withheld. A competitor of Borrower is any individual or entity that engages in the leasing or selling of computers and/or computer equipment.

          12. The Borrower hereby unconditionally and irrevocably waives notice of acceptance, presentment, notice of nonpayment (except as provided herein), protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note.

          13. Should all or any part of the indebtedness represented by this Note be collected by action in law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Borrower hereby promises to pay to the Lender of this Note, upon demand by the Lender hereof at any time, in addition to principal and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by the Lender of this Note.

          14. If for any circumstances whatsoever, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute of law, so that in no event shall any exaction of interest be possible under this Note in excess of the limit of such validity. In no event shall the Borrower be bound to pay interest of more than the legal limit for the use, forbearance or detention of money, and the right to demand any such excess is hereby expressly waived by the Lender.

          15. No delay or omission of the holder of this Note to exercise any right or power arising from any default shall impair any such right or power or be considered to be a waiver of any such default or any acquiescence therein, nor shall the action or non-action of the holder in case of default on the part of the Borrower impair any right or power resulting therefrom.

          16. As used herein, the following terms shall have the following meanings, respectively:
               (a)  "Anniversary Date" - March 18,  1999 and each March  18



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          thereafter.

               (b) "Stock Purchase Agreement" - The Stock Purchase Agreement between and among the Borrower and the Sellers as that term is defined in the Stock Purchase Agreement dated February 25, 1998.

               (c) "Stock Purchase Documents" - The Stock Purchase Agreement and any employment agreements, non-competition agreements or subordination agreements referred to or made a part of the Stock Purchase Agreement.

               (d) "Event of Default" - Shall include (i) the failure of Borrower to make any payment of principal or interest due under this Note for a period of seven (7) days after receipt of written notice from the Lender to the Borrower that such installment has not been paid; or (ii) a default under any of the other subordinated promissory notes issued to the other Sellers under the Stock Purchase Agreement; or (iii) an event of default under the Senior Debt loan documentation that has been declared in writing, remains uncured past any applicable cure period, and results in the declared acceleration of the Senior Debt.

                    (e) _Senior Debt_ - The debt of the Borrower to Star Bank, National Association as set forth in the Subordination Agreement.

          WITNESSES:                         BORROWER

                                             Pomeroy  Computer   Resources,
          Inc.
          _____________________________

                                                                 By:
          _____________________________
          _____________________________      Its:
          _____________________________







          THE OBLIGATION REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED MARCH 18, 1998 IN FAVOR OF THE STAR BANK, NATIONAL ASSOCIATION TO WHICH REFERENCE IS HEREBY MADE, RESTRICTING THE RIGHTS OF THE MAKER OR DRAWER AND OF ANY HOLDER WITH RESPECT TO PAYMENTS ON ACCOUNT OF THE PRINCIPAL AND INTEREST HEREOF.





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